Exhibit 10.24

THE AMENDED AND RESTATED

PACIFIC NORTHWEST BANCORP

EMPLOYEE STOCK OWNERSHIP PLAN/

MONEY PURCHASE PENSION PLAN

As of April 1, 2002

TABLE OF CONTENTS

ARTICLE I Name and Purpose

ARTICLE II Definitions
A.	“Accrued Benefit”
B.	“Administrative Committee”
C.	“Anniversary Date”
D.	“Board”
E.	“Code”
F.	“Compensation”
G.	“Effective Date”
H.	“Eligibility Computation Period”
I.	“Employee”
J.	“Employer”
K.	“Employer Stock”
L.	“Enrollment Date”
M.	“ERISA”
N.	“Event of Forfeiture”
O.	“Fiscal Year”
P.	“Fund”
Q.	“Highly-Compensated Employee”
R.	“Hour of Service”
S.	“Investment Account” or “Pre-April 1, 2002 ESOP Investment Account”
T.	“Investment Committee”
U.	“Money Purchase Pension Plan Employer Contribution Account” or “Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account”
V.	“One-Year Break in Service”
W.	“Participant”
X.	“Plan”
Y.	“Plan Year”
Z.	“Spouse”
AA.	“Stock Account” or “Pre-April 1, 2002 ESOP Employer Stock Account”
BB.	“Trust”
CC.	“Trustee”
DD.	“Valuation Date”
EE.	“Vesting Computation Period”
FF.	“Year of Service”
GG.	“Miscellaneous”

ARTICLE III Eligible Employees

ARTICLE IV Contributions
A.	Employer Contribution
B.	Date of Payment
C.	Participant Contributions

ARTICLE V Participant’s Accounts, Valuation, Maximum Contribution
A.	Participant’s Accounts
B.	Cash Dividends
C.	Trust Valuation
D.	Maximum Contributions

	1.	Annual Addition
	2.	Excess Annual Addition
	E.	Forfeitures and Reinstatement of Forfeitures

ARTICLE VI Nonforfeitable Accrued Benefit
A.		Allocations Not Vested
B.		Vesting Period.
C.		Amendment to Vesting Computation Period or Vesting Schedule
D.		Full Vesting

ARTICLE VII Distribution of Benefits
A.		Retirement Age and Options
	1.	Employment After Normal Retirement Age
	2.	Date of Retired Participant’s First Payment
	3.	Deferral of Benefits
	4.	Form of Payment
B.		Death
	1.	Death Prior to Commencement of Benefits
	2.	Explanation of Death Benefit
C.		Disability
D.		Termination of Employment
E.		Time of First Payment
F.		Distribution of Allocation Attributable to Last Year of Participation
G.		Distribution to Persons Under Disability
H.		No Reduction in Benefits by Reason of Increase in Social Security Benefits
I.		Provisions for Nontradeable Stock
J.		Diversification and Distribution of Investments in Pre-April 1, 2002 ESOP Employer Stock Account

ARTICLE VIII Provision Against Anticipation
A.		No Alienation of Benefits
B.		Qualified Domestic Relations Orders

ARTICLE IX Administrative Committee and Investment Committee Duties
A.	Appointment of Administrative Committee
B.	Administrative Committee Action
C.	Rights and Duties
D.	No Administrative Committee Investment Authority
E.	Information - Reporting and Disclosure
F.	Administrative Committee Allocation and Delegation of Responsibility
G.	Claims Procedure
H.	Investment Committee Authority
I.	Funding Policy
J.	Investment Committee Action
K.	Investment Committee Allocation and Delegation of Responsibilit
L.	Bonding
M.	Indemnification
N.	Standard of Care Imposed upon the Administrative Committee and the Investment Committee

ARTICLE X Investment of Plan Assets
A.	Investments
1. ESOP Accounts
2. Money Purchase Pension Plan Employer Contribution Account
3. Trustee’s Investment Procedures
B.	Employer Stock
C.	Voting and Tender of Employer Stock
D.	ESOP Employer Stock Accounts

ARTICLE XI Suits

ARTICLE XII Mergers and Consolidations

ARTICLE XIII Amendment and Termination of Plan and Trust
A.	Right to Amend and Terminate
B.	No Revesting
C.	Exclusive Benefit of Employees
D.	Termination

ARTICLE XIV Top Heavy Plans Defined and Other Definitions 2
A.	Top Heavy Plan
B.	Additional Definitions for Use in this Article and Article XV
C.	Top-Heavy Requirements Effective for Plan Years Beginning After December 31, 2001

ARTICLE XIX Additional Requirements Applicable to Top Heavy Plans
A.	Minimum Vesting Requirements
B.	Minimum Employer Contributions
1.	General Rule
2.	Exceptions
3.	Employee Participating in Defined Benefit Plan
4.	Specific Rules

ARTICLE XX Right to Discharge Employees

ARTICLE XXI Return of Contributions; Declaration of Trust Contingent on Internal Revenue Service Approval

ARTICLE XXII Direct Rollover Contributions
A.		Direct Rollover Contributions
B.		Definitions
	1.	Eligible Rollover Distribution
	2.	Eligible Retirement Plan
	3.	Distributee
	4.	Direct Rollover

ARTICLE XXIII Transfer of InterWest Bancorp, Inc. Stock From predecessor Pacific Northwest Bank
Retirement Plan

THE AMENDED AND RESTATED

PACIFIC NORTHWEST BANCORP

EMPLOYEE STOCK OWNERSHIP PLAN/MONEY PURCHASE PENSION PLAN

THIS AGREEMENT is made and entered into at Seattle, Washington, to be effective as of the dates stated herein, by Pacific Northwest Bancorp, a Washington corporation, having its principal place of business at Seattle, Washington, and its affiliates listed in Schedule A, hereinafter called the “Employer.”

WHEREAS, the Employer established for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, an employee stock ownership plan, effective as of January 1, 1988;

WHEREAS, this Plan was previously a money purchase plan that was effective January 1, 1972;

WHEREAS, the Board of Directors of InterWest Bancorp, Inc. amended and restated the Plan effective as of January 1, 1997 to rename the Plan the “InterWest Bancorp, Inc. Employee Stock Ownership Plan and Trust”;

WHEREAS, the Board of Directors of InterWest Bancorp, Inc. amended and restated the Plan effective January 1, 1999 to add the Predecessor Pacific Northwest Bank, Pioneer National Bank (until January 19, 1999), and Kittitas Valley Bank, N.A., as co-sponsors of the Plan; to change the Plan Enrollment Dates to the first day of each calendar quarter; to change the definition of Compensation to exclude Christmas bonuses and to clarify that executive deferred compensation is excluded; to amend the categories of employees excluded from participating in the Plan; to amend the provisions relating to the granting of past service for eligibility and vesting purposes; to change the Plan Valuation Dates to June 30 and December 31; to change the Hours of Service equivalency method for salaried, exempt employees; to change the Plan definition of disability; as soon as administratively possible after August 1, 1999, to accept the transfer of InterWest Bancorp stock (now Pacific Northwest Bancorp stock) from the Predecessor Pacific Northwest Bank Retirement Plan; and to bring the Plan into compliance with the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, effective as of the applicable Effective Dates stated herein;

WHEREAS, the Plan was amended effective September 1, 2000, to change the name of the Plan to the Pacific Northwest Bancorp Employee Stock Ownership Plan and Trust;

WHEREAS, the Plan was amended and restated effective July 1, 2001 to incorporate prior amendments; bring the Plan into compliance with current law including the Internal Revenue Service Restructuring and Reform Act of 1998; exclude W-2 temporary employees from participating in the Plan; eliminate the requirement that an Employee must attain age 18 to be eligible for Employer contributions effective October 1, 2001; clarify the provisions excluding individuals that the Employer treats as leased employees or independent contractors; provide that the forfeiture of the nonvested account balance of a Participant who has terminated employment with the Employer occurs as of the date the Event of Forfeiture occurs; add provisions to the Plan regarding the treatment of missing Participants; provide that an eligible Employee is enrolled in the Plan on the Enrollment Date following his completion of the eligibility provisions; update the names of the Employers co-sponsoring the Plan; update the names of the Plan Trustees; make other minor administrative changes and clarifications recommended by management, and effective January 1, 2001, clarify provisions relating to the Plan’s normal vesting schedule and top-heavy vesting schedule; and

WHEREAS, the Board of Directors of Pacific Northwest Bancorp now wishes to amend and restate this Plan effective April 1, 2002, to operate as a money purchase pension plan as to Post-March 31, 2002 contributions but remain an employee stock ownership plan as to Pre-April 1, 2002 contributions; to permit Participants to choose to invest in mutual funds selected by the Investment Committee or to direct the Trustee to apply Participant accrued benefits to purchase Employer stock; to permit Participants to sell Employer stock in their Pre-April 1, 2002 ESOP Employer Stock Accounts and Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Accounts on and after the dates permitted in the Plan; to credit cash dividends to Participants’ Post–March 31, 2002 Money Purchase Pension Plan Employer Contribution Accounts and Pre-April 1, 2002 ESOP Investment Accounts to be invested among the Plan investment funds; to appoint T. Rowe Price Trust Company as directed Trustee of the Plan; to establish an Investment Committee with duties including the prudent selection and monitoring of the Plan investment funds; and to make other administrative changes and clarifications recommended by Management or required or permitted under applicable law;

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

NAME AND PURPOSE

The Plan shall be known as The Amended and Restated Pacific Northwest Bancorp Employee Stock Ownership Plan/Money Purchase Pension Plan (the “Plan”).  Effective April 1, 2002, this Plan is an employee stock ownership plan as to Pre-April 1, 2002 ESOP Accounts and is a money purchase pension plan as to Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Accounts.  Between September 1, 2000 and March 31, 2002, the Plan was known as the Amended and Restated Pacific Northwest Bancorp Employee Stock Ownership Plan and Trust.  Between January 1, 1999 and August 31, 2000, the Plan was known as the Amended and Restated InterWest Bancorp, Inc. Employee Stock Ownership Plan and Trust.  Prior to January 1, 1999, the Plan was known as the InterWest Savings Bank Employee Stock Ownership Plan and Trust.  With respect to the Pre-April 1, 2002 ESOP Employer Stock Accounts, the Plan is designed to invest primarily in Employer Stock.

ARTICLE II

DEFINITIONS

A.            “Accrued Benefit” means the balance at any time of a Participant’s Pre-April 1, 2002 ESOP Employer Stock Account, Pre-April 1, 2002 ESOP Investment Account, Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account, and Frozen Employer Matching Contribution Account, if any.

B.            “Administrative Committee” means Administrative Committee appointed by the Board.

C.            “Anniversary Date” means the last day of each Plan Year.

D.            “Board” means the Board of Directors of Pacific Northwest Bancorp.

E              “Code” means the Internal Revenue Code of 1986, as amended from time to time.

F.             “Compensation” means an Employee’s salary or wages from the Employer before any deferral of income pursuant to the Employer’s Salary Deferral 401(k) Plan, and before any salary reductions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, including bonuses (except holiday bonuses), overtime pay, commissions, compensation on the basis of a percentage of profits, and cash incentive payments, but excluding mileage reimbursements, holiday bonuses, compensation deferred under an executive deferred compensation plan maintained by the Employer, compensation from exercise of stock options, Employer contributions hereunder pursuant to Paragraph A of Article IV, Employer contributions pursuant to Paragraphs A and C of Article IV of the Employer’s Salary Deferral 401(k) Plan, any noncash compensation, any amounts paid to an Employee in connection with such Employee’s relocation (such as reimbursement of moving expenses and closing costs) even if such amounts are includable in the Employee’s gross income, and payments by the Employer on account of medical, disability and life insurance.  This definition of Compensation for Plan contribution purposes specifically excludes all noncash remuneration.  By excluding all noncash remuneration, it differs from the following definition of Compensation for purposes of Code Sections 415 and 416.

For purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph E hereof) and the Code Section 416 top heavy requirements (Articles XIV and XV hereof) Compensation means wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and effective January 1, 1998, any elective deferrals as defined in Code Section 402(g)(3) and Code Section 132(f)(4) transportation fringe benefit plan salary reduction contributions, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457.  Such compensation does not include:

1.             Contributions to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed;

2.             Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;

3.             Distributions from a plan of deferred compensation regardless of whether such amounts are includable in gross income when distributed (except amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includable in gross income);

4.             Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

5.             Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

6.             Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

For Plan Years beginning prior to January 1, 1994, Compensation in excess of $200,000 (as adjusted pursuant to Code Section 415(d) in any Plan Year shall not be considered for purposes of the Plan.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit.  The OBRA ‘93 annual compensation limit for the 2002 Plan Year is $200,000, and thereafter shall be as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B) of the Internal Revenue Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

G.            “Effective Date” means April 1, 2002, the effective date of the amendment and restatement of this Plan, except as specifically provided herein, and except that those provisions of this amended and restated Plan which comply with requirements of (a) the Uniformed Services Employment and Reemployment Rights Act to the extent applicable to reemployments initiated on or after December 12, 1994 shall be effective December 12, 1994, (b) the Small Business Job Protection Act of 1996 to the extent applicable to Plan Years beginning in 1997 shall be effective as of the first day of the 1997 Plan Year and to the extent applicable to Plan Years beginning in 1998 shall be effective the first day of the 1998 Plan Year, (c) the Taxpayer Relief Act of 1997 to the extent applicable to Plan Years beginning in 1998 shall be effective as of the first day of the 1998 Plan Year, (d) the Internal Revenue Service Restructuring and Reform Act of 1998 shall be effective with respect to distributions made on or after January 1, 2000, (e) the Community Renewal Tax Relief Act of 2000 shall be effective January 1, 2001, and (f) the Economic Growth and Tax Relief Reconciliation Act of 2001 shall be effective January 1, 2002.  The Employer’s plan was originally adopted effective January 1, 1972 as a money purchase plan and was amended and restated as an Employee Stock Ownership Plan, effective January 1, 1988.  Effective April 1, 2002, this Plan is amended and restated as an employer stock ownership plan with respect to pre-April 1, 2002 contributions and as a money purchase pension plan with respect to post-March 31, 2002 contributions.

H.            “Eligibility Computation Period” initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the “Employment Commencement Date”), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the “Reemployment Commencement Date”).  After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.

I.              “Employee” means any person in the service of the Employer receiving a wage or salary.  A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder solely for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than twenty percent (20%) of the Employer’s non-highly-compensated workforce as defined in Code Section 414(n)(5)(c)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B).  A leased employee for purposes of Code Section 414(n)(3) means any person who is not an Employee of the Employer and who provides services for the Employer pursuant to an agreement between the Employer and a leasing organization, who has performed such services for the Employer and related persons on a substantially full-time basis for a period of at least one year, and whose services are performed under the primary direction or control of the Employer.  Notwithstanding that a leased employee is treated as an Employee hereunder solely for purposes of Code Section 414(n)(3), such a leased employee shall not be considered an eligible Employee or receive credit for service or share in Employer contributions under this Plan.

Individuals classified by the Employer as independent contractors shall not be Employees under this Plan, regardless of whether such classification is controlling for federal employment tax purposes or under any other applicable federal, state, or local law and regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency.

J.             “Employer” means Pacific Northwest Bancorp and its affiliates listed in Schedule A.  Prior to September 1, 2000, Pacific Northwest Bancorp was known as InterWest Bancorp, Inc.  Effective July 1, 2000, the affiliate then known as Pacific Northwest Bank merged into InterWest Bank, and the affiliate Pacific Northwest Bank ceased to exist as a separate entity at that time.  Effective September 1, 2000, InterWest Bank changed its name to Pacific Northwest Bank.  For purposes of this Plan, the term “Pacific Northwest Bank” refers to the post-August 31, 2000 affiliate of Pacific Northwest Bancorp which co-sponsors this Plan, and the term “Predecessor Pacific Northwest Bank” refers to the affiliate which ceased to exist effective July 1, 2000.

K.            “Employer Stock” means common stock issued by Pacific Northwest Bancorp.

L.            “Enrollment Date” means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan.  The Enrollment Dates shall be the first day of each calendar month.  Prior to April 1, 2002, the Enrollment Dates were the first day of any calendar quarter (January 1, April 1, July 1, and October 1).

M.           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

N.            “Event of Forfeiture” means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of the Plan.  A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.

O.            “Fiscal Year” means January 1 to December 31.

P.            “Fund” means the trust fund established pursuant to this Plan and the Trust Agreement in which all of the assets of the Plan are held.  The fund shall be divided into a number of separate Plan investment funds selected from time to time by the Investment Committee and communicated to Participants.  Participants shall also be permitted to invest their Plan Accounts in shares of Employer Stock.  Notwithstanding any provision of this Plan to the contrary, a Participant’s Pre-April 1, 2002 ESOP Employer Stock Account shall not hold any assets other than shares of Employer Stock and fractional shares thereof, but a Participant may elect to sell such shares of Employer Stock and have the proceeds invested in his Pre-April 1, 2002 ESOP Investment Account at the time and in the manner provided in this Plan.

Q.            “Highly-Compensated Employee” means any Employee who during the Plan Year or the preceding Plan Year is (i) a more than 5% owner (as defined by Code Section 416(i)(1)), or (ii) an Employee who for the preceding Plan Year receives Compensation in excess of $85,000 (or the amount in effect for the Plan Year, as adjusted in accordance with Code Section 414(q)(1)).

“Compensation” means compensation within the meaning of Code Section 415(c)(3), that is, compensation of the Participant from the employer for the applicable Plan Year or preceding Plan Year, including elective or salary reduction contributions to a cafeteria plan under Code Section 125, cash or deferred arrangement under Code Section 401(k) or tax-sheltered annuity under Code Section 403(b).  The “employer” for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m), or (o).

A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

R.            “Hour of Service” means

(a)           Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.  These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.  Effective with respect to reemployments initiated on or after December 12, 1994, an Employee in qualified military service as defined in Code Section 414(u)(5) shall be credited with Hours of Service at his customary rate; and

(b)           Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period).  Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2(b) and 2(c) of the Department of Labor Regulations which are incorporated herein by this reference; and

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c).  These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Provided, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee’s customary rate shall be credited during any period the Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence).  The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-Year Break in Service, or otherwise to the following computation period.  No such credit shall be given unless the Employee provides the Administrative Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence.  Provided, further, there shall be no duplication of credit under the Plan.

Hours of Service for any other trade or business that is along with the Employer a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in Code Section 414(b) and (c), or an affiliated service group as defined in Code Section 414(m) as modified by Code Section 414(m)(5) and (6), shall be considered Hours of Service for the Employer.

A salaried Employee who is exempt from state overtime law and who during a calendar month would be entitled to credit for at least one Hour of Service shall receive credit for 190 Hours of Service.  All other Employees shall be credited with actual hours (i) for which they are paid or entitled to payment by the Employer, and (ii) for purposes of determining whether a One-Year Break in Service has occurred, at their regular rate during unpaid leave of absence.

S.            “Investment Account” or “Pre-April 1, 2002 ESOP Investment Account” means an account created for each Participant who was a Participant in the Plan before April 1, 2002, which includes (1) the sale proceeds of Employer Stock that the Participant has elected to sell from his Pre-April 1, 2002 ESOP Employer Stock Account at the time and in the manner permitted by this Plan, (2) any cash or other assets held in the Participant’s ESOP Investment Account prior to April 1, 2002, and (3) earnings (if any) on amounts in the Participant’s Pre-April 1, 2002 ESOP Investment Account plus cash dividends after March 31, 2002 on Employer Stock held in the Participant’s Pre-April 1, 2002 ESOP Employer Stock Account.  Such an Investment Account shall be invested as provided in Article X, Paragraph A.1.

T.            “Investment Committee” means the committee appointed by the Board to select the investment funds available under this Plan and to perform other duties pursuant to Article IX of this Plan.

U.            “Money Purchase Pension Plan Employer Contribution Account” or “Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account” means an account created for each Participant who receives Employer contributions pursuant to the terms of this Plan after March 31, 2002, which account includes (1) Employer contributions made on behalf of each such Participant after March 31, 2002, and (2) earnings on those post-March 31, 2002 Employer contributions plus any cash dividends on Employer Stock purchased with each such Participant’s post-March 31, 2002 Employer contributions.

V.            “One-Year Break in Service” means the applicable Eligibility or Vesting Computation Period during which an Employee completes fewer than 501 Hours of Service.

W.           “Participant” means an Employee who has satisfied the eligibility requirements of Article III.  A Participant who terminates employment with the Employer and receives an involuntary or voluntary cash-out shall no longer be considered a Participant in this Plan or a Participant under ERISA.

X.            “Plan” means The Amended and Restated Employee Stock Ownership Plan/Money Purchase Pension Plan set forth in this agreement and all subsequent amendments thereto.

Y.            “Plan Year” means the twelve-month period on which the records of the Plan are kept.  Each Plan Year shall begin on January 1 and end on December 31.

Z.            “Spouse” means the lawful husband or wife of the Participant.

AA.         “Stock Account” or “Pre-April 1, 2002 ESOP Employer Stock Account” means an account created for each Participant in the Plan who was a Participant before April 1, 2002, which holds (1) shares of Employer Stock that were credited to such Participant’s Plan Accounts prior to April 1, 2002 and that have not been sold at the Participant’s direction as permitted by this Plan, and (2) shares of Employer Stock that are purchased from the Participant’s ESOP Investment Account as directed by the Participant at a time and in the manner permitted by this Plan.

BB.         “Trust” means the Trust Agreement entered into between the Employer and the Trustee.

CC.         “Trustee ” means T. Rowe Price Trust Company and any successor Trustee hereunder appointed by the Board.

DD.         “Valuation Date” means the date upon which the assets of the Trust are valued.  Each day that the New York Stock Exchange is open shall be a Valuation Date.

EE.          “Vesting Computation Period” means the Plan Year.

FF.          “Year of Service” means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph R.

GG.         “Miscellaneous.” Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

ARTICLE III

ELIGIBLE EMPLOYEES

Employees shall be excluded from those eligible to participate if they are included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees.  Temporary Employees shall be excluded from those eligible to participate.  A temporary Employee is a W-2 Employee who is employed to work fewer than six months.  If such an Employee works six months or more, he shall be credited with Hours of Service retroactively to his employment commencement date on which he first completed an Hour of Service with the Employer.  Notwithstanding any Plan provision to the contrary, any individual who is classified as an independent contractor by the Employer, regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency, shall not be eligible to participate in this Plan.  Notwithstanding any Plan provision to the contrary, any individual who performs services pursuant to an agreement between the Employer and a leasing organization shall not be eligible to participate in this Plan.  Nonresident aliens who receive no earned income from the Employer that constitutes income from sources within the United States are excluded from participation.

Each Plan Participant on April 1, 2002 shall continue to participate in the Plan as of that date, unless otherwise excluded by reason of the preceding paragraph.  Each Employee who is not already a Plan Participant and who is not excluded by reason of the preceding paragraph shall become eligible to participate upon the later of (1) April 1, 2002, or (2) the date on which he first performs an Hour of Service with the Employer, and shall be enrolled as a Plan Participant as of the Enrollment Date following completion of such requirements, provided the Employee has not separated from service before such Enrollment Date.

In the case of a Participant who terminates employment and is rehired, he shall become a Participant on the Enrollment Date following his re-employment commencement date, which date shall be the date on which he completes one Hour of Service after his termination of employment.

The Administrative Committee may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Administrative Committee, agreeing to the terms of the Plan and giving such information as may be required by the Administrative Committee, including beneficiary designation.  An Employee shall not be precluded from Plan participation if he does not complete such form.

ARTICLE IV

CONTRIBUTIONS

A.            Employer Contribution. As of each June 30 and December 31, the Employer shall contribute to the Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account of each Participant who is employed on that date an amount equal to five percent (5%) of that Participant’s Compensation since the last Employer contribution date.  The Employer may decide to make this five percent (5%) of Compensation Employer contribution more frequently than semi-annually.  In that case, Employer contributions will be based on a Participant’s Compensation since the last Employer contribution date, and a Participant will be required to be employed by the Employer through the date as of which the contribution is allocated in order to receive those contributions.  Compensation for purposes of this Employer contribution includes only Compensation received while a Participant.  Employer contributions to Participants’ Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Accounts shall be paid in cash.

Notwithstanding the foregoing, for the 2002 Plan Year only, the following Employer contribution rules shall apply for Participants who are employed by the Employer on March 31, 2002:

1.             As of March 31, 2002, the Employer shall contribute to the Pre-April 1, 2002 ESOP Employer Stock Account of each Participant employed on March 31, 2002 an amount equal to the greater of (a) five percent (5%) of the Compensation that each Participant employed on March 31, 2002 received during the first calendar quarter of 2002, or (b) that percentage of Compensation that each Participant employed on March 31, 2002 received during the first calendar quarter of 2002 which in total for all those Participants equals the amount necessary to repay in full the balance of the principal and interest on the ESOP loan, so that all remaining shares of Employer Stock in the ESOP suspense account will be released and allocated to the Pre-April 1, 2002 ESOP Employer Stock Accounts of Participants employed on March 31, 2002.

2.             If that March 31, 2002 Employer contribution on behalf of such a Participant exceeds five percent (5%) of that Participant’s Compensation for the first quarter of 2002, then such excess Employer contribution shall be treated as a pre-funded or early Employer contribution and shall be applied towards the five percent (5%) of Compensation Employer contribution for the period April 1, 2002 through December 31, 2002 that would otherwise be made for that Participant by June 30, 2002 and by December 31, 2002.  Such pre-funded 2002 Employer contribution shall be held in the Participant’s Pre-April 1, 2002 ESOP Accounts instead of his Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account.

3.             If a Participant received a March 31, 2002 Employer contribution which exceeded five percent (5%) of such Participant’s Compensation for the first calendar quarter of 2002, and such Participant terminates employment with the Employer during 2002, such Participant will be entitled to receive the vested portion of that pre-funded 2002 Employer contribution, to the extent that such contribution would not violate the applicable nondiscrimination tests and other contribution limits that apply to this Plan.  Any amount of pre-funded 2002 Employer contributions that would violate those nondiscrimination tests or contribution limits shall be forfeited.

Forfeitures from terminated Participants’ Plan Accounts shall be applied as set forth in Article V, Paragraph E, of this Plan.

The Board’s determination of any Employer contributions shall be binding on all Participants, the Administrative Committee, the Investment Committee, and the Trustee.  The Trustee shall have no right or duty to inquire into the amount of the annual Employer contribution or the method used in determining the amount of such contribution, but shall be accountable only for the funds actually received by it.

Notwithstanding any provision of this Plan to the contrary, effective with respect to reemployments initiated on or after December 12, 1994, Employer contributions with respect to qualified military service shall be made in accordance with Code Section 414(u).

This Plan is designed to qualify as a money purchase pension plan for purposes of Internal Revenue Code Section 401(a) and as to Pre-April 1, 2002 ESOP Accounts as an employee stock ownership plan as described in Code Section 4975(e)(7).

B.            Date of Payment. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer’s income tax return (including extensions), the amounts to be contributed pursuant to Paragraph A.

C.            Participant Contributions. Participants shall not be allowed to make contributions under this Plan.

ARTICLE V

PARTICIPANT’S ACCOUNTS,

VALUATION, MAXIMUM CONTRIBUTION

A.            Participant’s Accounts. The Administrative Committee or its delegate shall establish and maintain a separate Pre-April 1, 2002 ESOP Employer Stock Account, a separate Pre-April 1, 2002 ESOP Investment Account, a separate Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account, and a separate frozen Employer Matching Contribution Account, if applicable, for each Participant which shall reflect the Participant’s Accrued Benefit.  The Administrative Committee shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof, or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable.  Only one such statement need be furnished a Participant each 12 months.  The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

B.            Cash Dividends. For calendar quarters beginning on or after April 1, 2002, cash dividends on shares of Employer Stock in a Participant’s Pre-April 1, 2002 ESOP Employer Stock Account shall be credited to his Pre-April 1, 2002 ESOP Investment Account, and cash dividends on shares of Employer Stock in a Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account shall be credited to his Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account to be invested in the Plan investment funds selected by the Participant.

C.            Trust Valuation. As of each Valuation Date, the Trustee shall (1) determine the fair market value of each Plan investment fund in order to determine the percentage of increase or decrease in such fair market value when compared with the fair market value of such Plan investment fund as of the immediately preceding Valuation Date and (2) adjust the Participants’ Accounts accordingly.  The Employer, the Administrative Committee, the Investment Committee, and the Trustee do not in any manner or to any extent whatever warrant, guarantee or represent that the value of a Participant’s accounts shall at any time exceed or equal the amount previously contributed thereto.  The fair market value of Employer Stock allocated to Participants’ Accounts shall be equal to the NASDAQ bid price on the applicable Valuation Date or if not available, on the date preceding such date on which such bid price is available, unless such fair market value is determined using the average sale price as described in Article X, Paragraph B.  If there is no established market for Employer Stock, the fair market value shall be as determined by independent appraisal which shall be performed by an appraiser selected by the Investment Committee and at such intervals and pursuant to such procedures as the Investment Committee shall determine.

D.            Maximum Contributions.

1.            Annual Addition.  The term “annual addition” for any Plan Year means the sum of:

(a)           The Employer’s contributions on a Participant’s behalf to the Employer’s defined contribution plan(s) (any profit sharing, ESOP, and money purchase pension plans) including (i)

401(k) tax-deferred contributions and (ii) both contributions used to repay an exempt loan under this Plan and other contributions allocated to the Participant’s account;

(b)           The Participant’s voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

(c)           Any forfeitures allocated to the Participant’s accounts under the Employer’s defined contribution plan(s);

(d)           Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(l)(2) individual medical account that is part of a defined benefit plan maintained by the Employer;

(e)           Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer.  These amounts will not be subject to the present limitations of Code Section 415(c)(1)(B); and

(f)            Amounts allocated under a simplified employee pension plan established pursuant to Code Section 408(k).

Notwithstanding any other provision hereof, the annual addition to a Participant’s accounts for any Plan Year shall not exceed the lesser of $40,000, as adjusted under Code Section 415(d), or (ii) 25% of the Participant’s Compensation from the Employer for the Plan Year as defined for purposes of Code Section 415 in Paragraph F of Article II.  Effective for limitation years beginning after December 31, 2001, 25% shall be changed to 100% in (ii) above, and such Compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

The Compensation limitation referred to in the preceding paragraph shall not apply to:  (i) any contributions for medical benefits (within the meaning of Code Section 419A(f)(2) or 401(n)) which are made after separation from service and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).

2.             Excess Annual Addition. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, or other facts and circumstances to which Code Regulation Section 1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

(a)           The amount of such excess consisting of the Employee’s unmatched tax-deferred income contributions to the Employer’s Salary Deferral 401(k) Plan shall be paid to the Employee as soon as administratively feasible.

(b)           The amount of any remaining excess consisting of matched tax-deferred contributions on behalf of an Employee and Employer matching contributions on behalf of such Employee to the Employer’s Salary Deferral 401(k) Plan shall be reduced pro rata (currently one dollar of Employer matching contributions for every one dollar of matched tax-deferred contributions).  Such tax-deferred contributions shall be paid to the Employee as soon as administratively feasible, and such Employer matching contributions shall be allocated to a suspense account as forfeitures and applied as provided in (c) below).

(c)           The amount of any remaining excess consisting of Employer contributions to the Employer’s Salary Deferral 401(k) Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied to reduce future Employer contributions under such Plan.

(d)           The amount of any remaining excess consisting of Employer contributions to this Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied under this Plan.

The limitation year is the Plan Year.  Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.  If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.  If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income.  Amounts in the suspense account are allocated as of each allocation date on which forfeitures may be allocated until the account is exhausted.

3.             For the purpose of this Paragraph E, the following rules shall control:

(a)           The $40,000 maximum shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

(b)           All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(c)           If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

E.             Forfeitures and Reinstatement of Forfeitures.  The nonvested Accrued Benefit of each Participant with respect to whom an Event of Forfeiture has occurred and who is not in the employ of the Employer on the date the Event of Forfeiture occurs shall be forfeited as of the date that the Event of Forfeiture occurs.  If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in Service as of the Valuation Date coinciding with or following the date of his reemployment, his forfeited Accrued Benefit shall be reinstated as if that nonvested Accrued Benefit has not been forfeited, provided the terminated Participant repays the amount of the vested Accrued Benefit previously distributed, which was attributable to Employer Contributions and earnings, back to the Plan Trustee to be credited to the Participant.  Such a repayment must occur before the earlier of:  (1) the date five years after the date on which the Participant is subsequently re-employed by the Employer; or (2) the date the Participant would have incurred five consecutive one-year Breaks in Service following the date of distribution had he not been re-employed.  The reinstatement shall occur on the Valuation Date coinciding with or following such Participant’s date of re-employment, by allocating the required amount to the Participant’s Account first, from forfeitures occurring on such Valuation Date, second, from Trust earnings allocated as of such Valuation Date, and third, from extraordinary Employer contributions as required.

Forfeitures shall be used first to reinstate previously forfeited account balances as provided above.  Forfeitures shall then be utilized to reduce Employer Contributions to this Plan.

Notwithstanding the above, in the event the distribution to a terminated Participant is less than his Accrued Benefit, the Administrative Committee shall establish a separate bookkeeping account for the Participant which shall be known as the “Termination Account.”  At any relevant time, the Participant’s vested portion of his Termination Account shall not be less than an amount (“X”) determined by the following formula:

X = P(AB + (RxD)) - (RxD)

For purposes of applying the formula:  P is the vested percentage at the relevant time; AB is the Termination Account balance at the relevant time; R is the ratio of the account balance at the relevant time to the account balance after distribution; and D is the amount distributed when the Employee terminated employment.

ARTICLE VI

NONFORFEITABLE ACCRUED BENEFIT

A.            Allocations Not Vested. Allocations to Participants in accordance with the provisions of Article V shall not vest any right or title to any part of the assets of the Trust.

B.            Vesting Period. With respect to the Pre-April 1, 2002 ESOP Employer Stock Account, the Pre-April 1, 2002 ESOP Investment Account, and the Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account of a Participant who is credited with at least one Hour of Service on or after January 1, 2001, such accounts shall vest in accordance with the following schedule:

Completion of Less than 1 Year of Service        0%

Completion of 1 or More Years of Service       20%

Completion of 2 or More Years of Service       40%

Completion of 3 or More Years of Service       60%

Completion of 4 or More Years of Service       80%

Completion of 5 or More Years of Service       100%

With respect to the Pre-April 1, 2002 ESOP Employer Stock Account and the Pre-April 1, 2002 ESOP Investment Account of a Participant who is not credited with at least one Hour of Service on or after January 1, 2001, such accounts shall vest in accordance with the Plan vesting schedule in effect at the time of that Participant’s termination of employment or the last Hour of Service credited to that Participant prior to January 1, 2001.

In crediting Years of Service to determine a Participant’s nonforfeitable Accrued Benefit, the Administrative Committee shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:

1.             Except as specifically hereinafter provided, all of an Employee’s Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account.  Employees will also receive credit for service with another bank listed in Schedule B if Pacific Northwest Bancorp or its predecessor InterWest Bancorp, Inc. acquired that bank through a merger, acquisition, or similar transaction, provided that (1) the employee was employed by the acquired bank immediately prior to the date of such merger, acquisition, or similar transaction, and (2) immediately after such date, the Employee became an Employee of Pacific Northwest Bancorp, its predecessor InterWest Bancorp, Inc., or an employer listed in Schedule C.  The credit the Employee receives will be equal to the Years of Service credit the Employee had earned under the other bank’s qualified plan for vesting purposes as of the date of merger, acquisition, or similar transaction, plus any Hours of Service with that bank in the Plan Year in which the Employee becomes employed by the Employer.  Employees of an acquired bank that did not sponsor any qualified plan that credited vesting service shall receive credit for all Years of Service they would have completed based on their actual Hours of Service.  Provided, however, that there shall be no duplication of vesting credit for the Plan Year in which the Employee becomes employed by the Employer.

2.  In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit derived from Employer contributions, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more.  Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.

3.             The Employer shall not give credit for Years of Service which are not disregarded under subparagraph 2 until the Participant has completed a Year of Service upon his return during the Vesting Computation Period.

4.  The nonforfeitable percentage of a Participant’s Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service.  Separate accounting shall be maintained for the pre-break Accrued Benefit.

5.             Years of Service during Plan Years commencing before the Participant attains age 18 shall be disregarded.  Effective October 1, 2001, this subparagraph 5. shall no longer apply, and Years of Service during Plan Years commencing before the Participant attains age 18 shall be counted for purposes of determining the nonforfeitable percentage of such Participant’s Accrued Benefit.

Notwithstanding any provision of this Plan to the contrary, an employee of National Bank of Tukwila on September 30, 1999 who remained employed by National Bank of Tukwila or directly transferred to employment with InterWest Bancorp, Inc. or one of its affiliates co-sponsoring the Plan on October 1, 1999, shall receive credit for vesting purposes for his Hours of Service and Years of Service with National Bank of Tukwila, including Hours of Service and Years of Service prior to October 1, 1999, based on service with National Bank of Tukwila during the applicable Vesting Computation Period(s) in accordance with the terms of this Plan.

C.            Amendment to Vesting Computation Period or Vesting Schedule.The Board may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period.  No Plan amendment shall reduce a Participant’s nonforfeitable Accrued Benefit.  If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment.  The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

1.             Sixty (60) days after the amendment is adopted;

2.             Sixty (60) days after the amendment becomes effective; or

3.             Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrative Committee.

D.            Full Vesting. If a Participant dies, becomes permanently and totally disabled, or attains normal retirement age and such event occurs while the Participant is still employed by the Employer, the full amount credited to the Participant’s Pre-April 1, 2002 ESOP Employer Stock Account, Pre-April 1, 2002 ESOP Investment Account, Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account pursuant to Article V and frozen Employer Matching Contribution Account pursuant to Article XXIII shall become fully vested and nonforfeitable.

ARTICLE VII

DISTRIBUTION OF BENEFITS

A.            Retirement Age and Options. The normal retirement age shall be the later of the Participant’s attainment of age 65 or the Participant’s fifth anniversary of Plan participation, and each Participant or former Participant shall be entitled to retire upon the first day of the month coinciding with or following the date the Participant or former Participant attains normal retirement age, which day shall be his Normal Retirement Date.

1.             Employment After Normal Retirement Age. If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in Employer contributions, forfeitures, and increases and decreases in value, including fees and expenses until actual retirement.

a.             Election to Receive Benefits While Still Employed. A Participant who has attained normal retirement age (or who has attained age 70-1/2, even if he has not yet completed five years of Plan participation) may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Administrative Committee; such a Participant shall continue to share in Employer contributions, forfeitures, and increases and decreases in value, including fees and expenses, until actual retirement.

b.             Required Receipt of Benefits. Distribution of benefits shall commence to a Participant upon the later of his attaining age 70-1/2 or termination of employment.  The required distribution shall commence no later than April 1 of the calendar year following the calendar year in which the later event occurs.  Provided, however, that in the case of a Participant who is a more than five percent (5%) owner of the Employer, the required distribution shall commence no later than April 1 of the calendar year following the calendar year in which occurs the earlier of the Participant’s retirement or attainment of age 70-1/2.  A Participant who is still employed by the Employer and to whom this subparagraph b applies shall continue until actual retirement to share in Employer contributions, forfeitures, and increases and decreases in value, including fees and expenses.

A Participant who is not a more than 5% owner of the Employer who commenced required distributions prior to 1997 and did not retire from employment with the Employer before January 1, 1997 may elect (subject to any applicable Qualified Domestic Relations Order) to cease receiving distributions until the date required by this subparagraph b.

2.             Date of Retired Participant’s First Payment. A Participant who retires hereunder shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

3.             Deferral of Benefits. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $5,000 shall not be required to receive a distribution without his written consent.  A Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2.  Such a Participant must make this election in writing on a form provided by the Administrative Committee.  Such election shall include the current amount of the Participant’s nonforfeitable Accrued Benefit, the form of payment of the benefit, and the date on which payment shall commence.  The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.  Such reasonable time shall be determined by the Administrative Committee and uniformly applied.

Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $5,000 at the time of termination or retirement is immediately distributable shall be deemed an election to defer commencement of payment.

4.             Form of Payment.

a.             Pre-April 1, 2002 ESOP Accounts. If a Participant’s vested Plan benefits are more than $5,000 at the time of retirement or termination of employment and a Plan distribution is to be made to him, the Participant’s nonforfeitable Pre-April 1, 2002 ESOP Employer Stock Account shall be distributed to him in whole shares of Employer Stock, as long as that Employer Stock remains readily tradable on an established market, and any fractional shares of Employer Stock will be distributed to him in cash.  In the event that the Employer Stock ceases to be readily tradable on an established market, the proceeds from the sale of the whole shares in the Participant’s nonforfeitable Pre-April 1, 2002 ESOP Employer Stock Account and any fractional shares shall be distributed to the Participant in a lump sum cash payment.  That Participant’s nonforfeitable Pre-April 1, 2002 ESOP Investment Account shall be distributed to him in a lump-sum cash payment, unless the Participant elects to receive that nonforfeitable Pre-April 1, 2002 ESOP Investment Account in whole shares of Employer Stock, with any fractional share value distributed to him in cash.

b.             Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account. Within the election period, a Participant who is eligible to receive benefits under this paragraph may elect, in writing on a form provided by the Administrative Committee (and, if married, with his Spouse’s consent), his choice from the following options for distribution of his nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account:

i.              A nontransferable annuity contract which will be an annuity for the life of the Participant, with a survivor annuity for the life of his Spouse which is 50% of the amount payable during the joint lives of the Participant and his Spouse (a qualified joint and survivor annuity); or

ii.             A nontransferable annuity contract which will be a monthly straight life annuity for the life of the Participant; or

iii.            A single payment equal to the Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account.

If a Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account is distributed to him in the form of an annuity contract pursuant to options i. or ii. above, the Employer Stock in his Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account shall be sold by the Trustee and the proceeds applied toward the purchase of such annuity contract.

If a Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account is distributed to him in the form of a single sum payment pursuant to option iii. above, such Participant shall receive the vested portion of that account, if any, that is invested in Employer Stock in whole shares of Employer Stock, as long as such Employer Stock remains readily tradable on an established market.  In the event that such Employer Stock ceases to be readily tradable on an established market, the proceeds from the sale of that Employer Stock shall be distributed to the Participant in a lump sum cash payment.  Any fractional share value shall be distributed to the Participant in a lump-sum cash payment.

All annuity contracts described in this Article VII shall have a value equal to the Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account as of the date such contract(s) are purchased.

Within a period of no less than 30 days and no more than 90 days before the annuity starting date, the Spouse of a married Participant must consent in writing to the election of a form of benefit other than i. above and acknowledge the effect of that consent.  The consent shall be witnessed by a Plan representative or a notary public.  Within a period no less than 30 days and no more than 90 days before the annuity starting date, the Administrative Committee shall furnish such a married Participant a written explanation in nontechnical language of the terms and conditions of a qualified joint and survivor annuity under i. above, the right to elect some other form of benefit, and the rights of his Spouse.  Prior to the annuity starting date, such a married Participant may request the Administrative Committee to furnish him a written explanation of the specific amount of the particular joint and survivor annuity he will receive and the financial effect of his election of some other form of benefit.  The Participant and his Spouse may change their election as provided herein at any time prior to the annuity starting date.  The Spouse may revoke a consent to a form of benefit other than i. above at any time prior to the annuity starting date.  If an annuity is to be the form of benefit, the Administrative Committee shall instruct the Trustee to purchase a nontransferable annuity contract from an insurance company authorized to do business in the State of Washington and to distribute the annuity to the Participant.

Notwithstanding the foregoing, the annuity starting date for a distribution of a Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account in a form of annuity other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph, provided:  (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) a form of distribution other than a qualified joint and survivor annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant; and (c) the annuity starting date is a date after the date that the written explanation was provided to the Participant.

Notwithstanding the foregoing, the Administrative Committee may provide a Participant who has elected an annuity form of payment the written explanation described above after the annuity starting date, in which case the election period shall not end before the 30th day after the date on which such explanation is provided, unless the Participant waives the remainder of the 30-day election period, subject to the right to revoke the election within 7 days after the written explanation is given.

A Participant may change his election any time prior to the annuity starting date.

The annuity starting date means the first day of the first period for which an amount is payable hereunder in the form of an annuity or in the case of a benefit not payable in the form of an annuity, the first date on which all events have occurred which entitle the Participant to the benefit.  Except as provided above, the election period is the 90-day period ending on the annuity starting date.

The Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account shall be valued in accordance with procedures adopted by the Administrative Committee from time to time and uniformly applied.

In the event a Participant’s benefits are to commence and he has made no election of the form of payment prior to the annuity starting date, distribution of such Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account shall be made pursuant to option i. above if he is married and option ii. above if he is not married.

B.            Death. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Administrative Committee.  The beneficiary of a married Participant shall be his spouse, unless the spouse consents in writing to the designation of some other beneficiary and acknowledges the effect of the consent.  The consent shall be witnessed by a Plan representative or a notary public.  Such designation shall be filed with the Administrative Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse’s consent where required).  The designation last filed with the Administrative Committee shall control.

If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no successor, the Participant’s beneficiary shall be the following in the order named:

a.             Surviving spouse at date of death,

b.             Then living issue, per stirpes (lawful issue and adopted),

c.             Then living parents, in equal shares,

d.             Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

e.             Estate of the Participant.

1.             Death Prior to Commencement of Benefits.

a.             Pre-April 1, 2002 ESOP Accounts. The Participant’s beneficiary shall receive the Participant’s nonforfeitable Pre-April 1, 2002 ESOP Employer Stock Account and the Participant’s nonforfeitable Pre-April 1, 2002 ESOP Investment Account in a single payment.  Such payment shall be made in the form described in Paragraph A.4.a of this Article.  If the Participant’s beneficiary is someone other than his Spouse, the beneficiary must receive this payment by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs.  If the Participant’s beneficiary is his Spouse, the Participant’s Spouse may elect to postpone this payment until the later of (i) December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

b.             Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account. A Participant’s beneficiary may elect to receive the Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account in a form of payment provided in Paragraph A.4.b.(ii) or (iii) of this Article, that is, a straight life annuity for the life of the Participant’s beneficiary or a single payment.  The beneficiary may select the date payment of the Participant’s nonforfeitable Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account shall commence, subject to the following rules:

i.              A beneficiary may elect to have the payment commence on any date that is a reasonable time after the Participant’s death.

ii.             All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, except that such payments may extend beyond that five-year period under the following circumstances:

(a)           If the Participant’s beneficiary is not the Participant’s Spouse, that beneficiary may elect to receive a single life annuity contract for the beneficiary’s life commencing not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

(b)           If the Participant’s beneficiary is his Spouse, his Spouse may elect a single payment or a single life annuity contract that commences not later than the later of (i) December 31 of the calendar year in which the Participant would have attained age 70-1/2, or (ii) December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs.

The beneficiary’s selection of the date of payment shall be in writing on a form furnished by the Administrative Committee.  If the beneficiary is the Participant’s Spouse and the Spouse elects to postpone payment of the Participant’s Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant.  If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

If the Participant’s beneficiary fails to make a written election as to the time of payment before December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, and the Participant did not designate his Spouse as beneficiary, the Administrative Committee shall direct the Trustee to pay the benefit in a single sum to the Participant’s beneficiary not later than such December 31.  If the Participant’s Spouse as designated beneficiary fails to make a written election as to the form and time of payment before the later of (i) December 31 after the Participant would have attained age 70-1/2 or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Administrative Committee shall direct the Trustee to distribute the Participant’s Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70-1/2 or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs.

A payment hereunder shall be valued in accordance with the terms of this Plan and the procedures adopted by the Administrative Committee from time to time and uniformly applied.

The number of shares of Employer Stock in the Participant’s Pre-April 1, 2002 ESOP Employer Stock Account and a Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account will be determined on the Valuation Date immediately preceding the distribution, unless the value is determined using the average sale price as described in Article X, Paragraph B.  The beneficiary will receive the proceeds from the liquidation of the Participant’s Pre-April 1, 2002 ESOP Investment Account and from the portion of a Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account that is not invested in Employer Stock.  Payments shall be in the form described in Paragraph A(4) of this Article.

2.             Explanation of Death Benefit.

This subparagraph 2. shall apply with respect to a Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account.  The Administrative Committee shall provide to each Participant, at the time(s) described below, a written explanation of (a) the death benefit provided by the Plan to the Participant’s Spouse attributable to the Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account, (b) the Participant’s right to designate a beneficiary other than his Spouse to receive that death benefit, provided he obtains the Spouse’s written consent witnessed by a notary public or Plan representative, and (c) the Participant’s and Spouse’s right to revoke that designation or consent, and the effect of such a revocation.  Such notice shall be provided to a Participant both at the time he wishes to elect a beneficiary other than his Spouse and during whichever of the following applicable periods ends last:

i.              The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

ii.             A reasonable period after the individual becomes a Participant; or

iii.            A reasonable period after separation from service, in case of a Participant who separates from service before attaining age 35; or

iv.            A reasonable period following the date on which the Participant first becomes entitled to a vested Accrued Benefit.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.  In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation.  If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

Any beneficiary designation made prior to the first day of the Plan Year in which the Participant attains age 35 and which designates a beneficiary other than the Participant’s Spouse is invalid on and after that date, unless the Participant completes another beneficiary designation form, again obtains his Spouse’s written consent to the designation of a beneficiary other than his Spouse, and the Spouse’s consent is witnessed by a notary public or a Plan representative.

C.            Disability. Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Administrative Committee, is expected to be of a long continual duration.  In the event of disability said Participant’s nonforfeitable Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above.  Such benefit will be valued in accordance with Paragraph A(4) above.  Disability shall be established to the satisfaction of the Administrative Committee.  If the Participant shall disagree with the Administrative Committee’s findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Administrative Committee, or if the physician selected by the Participant shall not be approved by the Administrative Committee, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Administrative Committee, and the third by the two physicians selected by the Participant and the Administrative Committee.

D.            Termination of Employment. In the event a Participant terminates employment with a nonforfeitable Accrued Benefit of not more than $5,000, the Participant shall be paid such Accrued Benefit in accordance with Paragraph A(4) of this Article as soon as is reasonably possible after the date he terminates employment.  A Participant whose nonforfeitable Accrued Benefit at termination of employment is zero shall be deemed to be cashed out.  If a Participant terminated employment prior to January 1, 1998 and did not receive a distribution, he shall be paid his nonforfeitable Accrued Benefit in accordance with Paragraph A(4) of this Article as soon as administratively possible following the January 1, 1998 effective date of this $5,000 cashout amendment if his nonforfeitable Accrued Benefit is not more than $5,000 both on the Valuation Date coinciding with or preceding his termination of employment and the Valuation Date coinciding with or preceding his distribution.  If the Participant’s nonforfeitable Accrued Benefit exceeds $5,000 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age unless the Participant consents to an earlier distribution or elects to defer receipt of the distribution pursuant to Article VII, Paragraph A(3).

If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.

The Administrative Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant’s account shall be subject to the forfeiture provisions of Article V, Paragraph E.

In the event that a terminated Participant’s current address and whereabouts are unknown and the Administrative Committee has made a good faith effort to locate the missing Participant, then if the Participant cannot be located after that good faith effort, the nonforfeitable Accrued Benefit of the missing Participant shall be forfeited, subject to reinstatement of such benefit (unadjusted for gains or losses subsequent to the forfeiture) if the missing Participant is later found or makes a claim for Plan benefits.

E.             Time of First Payment. Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, retirement, termination of employment with a vested Accrued Benefit of not more than $5,000 or receipt by the Administrative Committee of a disabled Participant’s election to receive disability benefits, distribution of an affected Participant’s nonforfeitable Accrued Benefit shall commence as soon as is reasonably possible, but in no event shall distribution commence later than sixty (60) days following the Plan Year during which such aforementioned event occurs, provided that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraphs A(3) or B of Article VII and he makes such an election, commencement of benefits shall be deferred to the date elected by the Participant or beneficiary.

F.             Distribution of Allocation Attributable to Last Year of Participation. The amount, if any, allocated to the Participant’s Plan Accounts for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of the Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of Article VII, or fails to consent to the distribution as required by this Article.

G.            Distribution to Persons Under Disability. Distributions to minors or incompetents may be made by the Trustee either (1) directly to the minor, (2) to the legal guardians of the minor or incompetent, or (3) to the parent of the minor.  The Trustee shall not be required to see to the application of any such distribution so made to any of said persons, but his or their receipts therefor shall be a full discharge of the Trustee.

H.            No Reduction in Benefits by Reason of Increase in Social Security Benefits. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.

I.              Provisions for Nontradeable Stock. If at any time Employer Stock shall cease to be readily tradeable, the following provisions shall apply with respect to a Participant’s Pre-April 1, 2002 ESOP Employer Stock Account:

1.             If Employer Stock is not readily tradeable on an established market at the time of a distribution, the Participant shall have the right to receive a distribution from his Pre-April 1, 2002 ESOP Employer Stock Account in cash, by making demand in the same manner and time as described in Paragraph A.4 above.

2.             If Employer Stock ceases to be readily tradeable after distribution, a Participant who received such stock from his Pre-April 1, 2002 ESOP Employer Stock Account shall promptly be granted an option to put the stock to the Employer if allowed by law, or otherwise to a third party with substantial net worth.  Such put option shall be exercisable during a 60-day period after notice is given to the Participant of the availability of the put.

3.             With respect to any transaction between a disqualified person as defined under ERISA and the Plan, fair market value shall be determined as of the date of the transaction.

J.             Diversification and Distribution of Investments in Pre-April 1, 2002 ESOP Employer Stock Account. Upon the later of (a) the date a Participant reaches age fifty-five (55), or (b) the date the Participant completes at least ten (10) years of participation in the Plan, the Participant may elect to receive a distribution of part of the Employer Stock in his Pre-April 1, 2002 ESOP Employer Stock Account.  Such a Participant has the right to elect to receive a distribution of a percentage of the Employer Stock in his Pre-April 1, 2002 ESOP Employer Stock Account over a six-year election period beginning with the Plan Year in which he meets these requirements.  During the first five years of that election period, that Participant may sell an aggregate total of up to 25% of the Employer Stock in his Pre–April 1, 2002 ESOP Employer Stock Account and receive a distribution of the proceeds in cash.  This election can be incremental or all at once, as long as by the end of the first five years in the election period, no more than 25% of the Employer Stock held in that Participant’s Pre-April 1, 2002 ESOP Employer Stock Account has been sold and distributed as described below.

In the sixth and last year of the election period, the aggregate total of the Employer Stock that may be sold and distributed to that Participant increases to 50%.  This means if that Participant sold and received a distribution of the proceeds of 25% of his Employer Stock holdings in his Pre-April 1, 2002 ESOP Employer Stock Account in the first five years of his election period, then he would be allowed to sell and receive a distribution of the proceeds of an additional 25% of those Employer Stock holdings in his Pre-April 1, 2002 ESOP Employer Stock Account in the sixth year of his election period.

If that Participant wants to take advantage of this special diversification election period for a Plan Year, he must make an election within 90 days following the end of that Plan Year.  Within 180 days after the end of the applicable Plan Year, the portion of his Pre-April 1, 2002 ESOP Employer Stock Account to which the election applies will, at his election, either be (a) distributed to him in cash, or (b) directly transferred to an individual retirement account (IRA) or another eligible retirement plan on his behalf.

ARTICLE VIII

PROVISION AGAINST ANTICIPATION

A.            No Alienation of Benefits. Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

B.            Qualified Domestic Relations Orders. Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant.

1.            The Administrative Committee shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant’s Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Administrative Committee’s procedures for determining the qualified status of the order.  The Administrative Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.

2.            Immediately upon receipt of such order, the Administrative Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

3.            The Administrative Committee shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order.  The Administrative Committee shall promptly notify the Participant and each alternate payee of its decision.  A Qualified Domestic Relations Order is any judgment, decree or order (including approval of a property settlement agreement) that:

a.             Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

b.            Is made pursuant to a State domestic relations law (including a community property law);

c.             Creates or recognizes the existence of an alternate payee’s right to receive all or a portion of a Participant’s Plan benefits;

d.            Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

e.             Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.  Notwithstanding any other provision of this Plan to the contrary, the time of payment in the Qualified Domestic Relations Order shall govern the time of payment under this Plan, even if prior to the earliest retirement age as defined in Code Section 414(p)(4)(B).

4.            The Administrative Committee’s decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Administrative Committee’s decision.

5.            If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order.  Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee’s benefit pursuant to the terms of the order.  If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Administrative Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order.  Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

6.            The Administrative Committee’s procedures shall generally conform to the Plan’s claims procedures.

ARTICLE IX

ADMINISTRATIVE COMMITTEE AND INVESTMENT COMMITTEE DUTIES

A.            Appointment of Administrative Committee. The Board of Directors of Pacific Northwest Bancorp shall appoint an Administrative Committee of not fewer than two (2) persons (herein referred to as the “Administrative Committee”).  The Administrative Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors.  The Board of Directors shall advise the Trustee in writing of the names of the members of the Administrative Committee and any changes thereafter made in the membership of the Administrative Committee.  Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors.  Members shall serve without compensation for service.  All reasonable expenses of the Administrative Committee shall be paid by the Employer.  The number of Administrative Committee members may be changed by the Board of Directors at any time.

B.            Administrative Committee Action. The Administrative Committee shall choose a secretary who shall keep minutes of the Administrative Committee’s proceedings and all data, records, and documents pertaining to the Administrative Committee’s administration of the Plan.  The Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.  The Administrative Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Administrative Committee, in which event the Administrative Committee shall notify the Trustee in writing of such action and the name or names of those so designated.  The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Administrative Committee until the Administrative Committee shall file with the Trustee a written revocation of such designation.  A member of the Administrative Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

C.            Rights and Duties. The Administrative Committee shall be the Plan Administrator and named fiduciary of the Plan, and shall have the power and authority in its sole, absolute, and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish those purposes.  Any decision, of fact or law, that is not arbitrary or capricious, or an abuse of discretion, must be upheld by a court of law.  The responsibility and authority of the Administrative Committee shall include but shall not be limited to the following:

1.             Determining all questions relating to the eligibility of Employees to participate;

2.             Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

3.             Authorizing all disbursements by the Trustee from the Trust;

4.             Establishing and reducing to writing and distributing to any Participant as beneficiary a claims procedure, and administering that procedure, including the processing and determination of all appeals thereunder;

5.             Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement;

6.             Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Administrative Committee’s sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.

D.            No Administrative Committee Investment Authority. The Administrative Committee shall have no authority or discretion with respect to the management and control of the investments of the Trust, all of which authority and discretion is hereby specifically allocated to the Investment Committee to be carried out in accordance with the terms of this Plan.

E.             Information - Reporting and Disclosure. To enable the Administrative Committee to perform its functions, the Employer shall supply full and timely information to the Administrative Committee on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Administrative Committee may require, and the Administrative Committee shall furnish the Trustee such information as may be pertinent to the Trustee’s administration of the Plan.  The Administrative Committee as plan administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

F.             Administrative Committee Allocation and Delegation of Responsibility.  The Administrative Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Administrative Committee members and may delegate to persons other than Administrative Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

In the event that a responsibility is allocated to an Administrative Committee member, no other Administrative Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law.  If a responsibility is delegated to a person other than an Administrative Committee member, the Administrative Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

G.            Claims Procedure.  The Administrative Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied.  The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary.  The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Administrative Committee of the decision denying the claim.  The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

H.            Investment Committee Authority.  The Board shall appoint an Investment Committee of four or more members to prudently select the Plan investment funds available to Participants in this Plan.  The Investment Committee shall be a named fiduciary with the power (1) to prudently select separate Plan investment funds to be communicated to Participants, who shall have the right to allocate assets in their Plan Accounts among the Plan investment funds at the times and in the manner permitted by the Investment Committee; (2) to prudently monitor the investment performance of those Plan investment funds; and (3) with respect to Participants who do not allocate assets in their Pre-April 1, 2002 ESOP Investment Account and their Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account among the Plan investment funds, to prudently select the Plan investment fund(s) in which such assets shall be invested.  The Investment Committee shall also have the authority to follow Participants’ directions as to the purchase and sale of Employer Stock.

The Investment Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of the investments of his Plan Accounts.  Where a Participant is directing the investment of all or part of his Accounts, the Investment Committee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.  The Investment Committee also shall have no responsibility to diversify the investment of the Participants’ Pre–April 1, 2002 ESOP Employer Stock Accounts.

The Board shall advise the Trustee in writing of the names of the members of the Investment Committee and any changes thereafter made in the membership of the Investment Committee.  Vacancies due to resignation, death, removal, or other causes shall be filled by the Board.  Members shall serve without compensation for service.  All reasonable expenses of the Investment Committee shall be paid by the Employer.  The number of Investment Committee members may be changed by the Board at any time.

No Plan amendment affecting the Investment Committee’s duties shall become effective without the prior approval of the Investment Committee, notwithstanding any language in Article XIII to the contrary.

I.              Funding Policy.  The Investment Committee shall be responsible for establishing and carrying out a funding policy for the Employer’s Plan.  In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer.  The funding policy and method so established shall be communicated to the Trustee.

J.             Investment Committee Action.  The Investment Committee shall choose a secretary who shall keep minutes of the Investment Committee’s proceedings and all data, records, and documents pertaining to the Investment Committee’s duties under the Plan.  The Investment Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.  The Investment Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Investment Committee, in which event the Investment Committee shall notify the Trustee in writing of such action and the name or names of those so designated.  The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Investment Committee until the Investment Committee shall file with the Trustee a written revocation of such designation.  A member of the Investment Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

K.            Investment Committee Allocation and Delegation of Responsibility.  The Investment Committee may by written rule above allocate fiduciary responsibilities among Investment Committee members and may delegate to persons other than Investment Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

In the event that a responsibility is allocated to an Investment Committee member, no other Investment Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law.  If a responsibility is delegated to a person other than an Investment Committee member, the Investment Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

L.            Bonding.  Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded.  It shall be the obligation of the Administrative Committee to assure compliance with applicable bonding requirements as to Administrative Committee members.  It shall be the obligation of the Investment Committee to assure compliance with the applicable bonding requirements as to the Investment Committee members.  The Trustee shall not be responsible for assuring compliance with the bonding requirements.

M.           Indemnification.  The Employer does hereby indemnify and hold harmless each Administrative Committee member and each Investment Committee member from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Administrative Committee member’s or Investment Committee member’s willful neglect or misconduct or gross negligence.

N.            Standard of Care Imposed upon the Administrative Committee and the Investment Committee.  The Administrative Committee and the Investment Committee shall each discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and (3) in accordance with the Plan provisions.  In addition, the Investment Committee shall discharge its duties with respect to the Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Accounts and Pre-April 1, 2002 ESOP Investment Accounts by diversifying the investments of such Accounts so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.  Provided, however, that where a Participant is directing the investment of all or part of such Accounts, the Administrative Committee and Investment Committee shall have no responsibility to maintain diversification of the Participant-directed portion of such Accounts.  The Administrative Committee and the Investment Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of the investment of his Plan Accounts.

ARTICLE X

INVESTMENT OF PLAN ASSETS

A.            Investments.  Participants’ Plan Accounts shall be invested as follows:

1.             ESOP Accounts.  A Participant’s Pre-April 1, 2002 ESOP Employer Stock Account will remain invested in Pacific Northwest Bancorp common stock, unless on or after July 1, 2002 (or an earlier date determined by the Plan Administrative Committee in its discretion and communicated to Plan Participants), the Participant directs the Plan Trustee to sell all or a portion of the Employer Stock in his

Pre-April 1, 2002 ESOP Employer Stock Account and to allocate the sales proceeds to his Pre-April 1, 2002 ESOP Investment Account to be invested as the Participant directs among the permitted Plan investment funds selected by the Investment Committee.  A Participant may later elect to apply assets in his Pre-April 1, 2002 ESOP Investment Account to purchase shares of Employer Stock on the open market, and that Employer Stock will be allocated to his Pre-April 1, 2002 ESOP Employer Stock Account.

A Participant’s Pre-April 1, 2002 ESOP Investment Account shall include (a) the sales proceeds of Employer Stock the Participant has elected to sell from his Pre-April 1, 2002 ESOP Employer Stock Account, and (b) any cash or other assets previously held in that ESOP Investment Account, and (c) earnings on amounts in that ESOP Investment Account plus cash dividends after March 31, 2002 on Employer Stock held in that Participant’s Pre-April 1, 2002 ESOP Employer Stock Account.

2.             Money Purchase Pension Plan Employer Contribution Account.  A Participant may direct the Trustee to invest his Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account among the permitted Plan investment funds selected by the Investment Committee, and in shares of Employer Stock purchased on the open market.

A Participant’s Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Account includes (a) Employer contributions made on the Participant’s behalf after March 31, 2002, and (b) earnings on those Post-March 31, 2002 Employer contributions on the Participant’s behalf plus any cash dividends on Employer Stock purchased with the Participant’s Post–March 31, 2002 Employer contributions.

3.             Trustee’s Investment Procedures.  The Trustee will provide Participants with a description of the Plan investment fund options.  Participants will be able to transfer amounts among the Plan investment funds and to purchase and sell shares of Employer Stock at the times and in the manner permitted by the Investment Committee.

With respect to the assets in the Post-March 31, 2002 Money Purchase Pension Plan Employer Contribution Accounts and Pre-April 1, 2002 ESOP Investment Accounts of Participants who do not allocate the assets in such Accounts among the Plan investment funds or in Employer Stock, such assets shall be invested in the Plan investment fund(s) selected by the Investment Committee.

With respect to the Plan investment funds, the Trustee in following the Participants’ directions (or the Investment Committee’s directions if the Participant does not provide any investment directions) is hereby granted full power and authority to invest and reinvest the principal and income of the trust fund in any manner that it deems advisable.  Without limiting the generality of the foregoing, the Investment Committee may invest in regulated investment companies, common stock, collective investment funds (the terms of which are incorporated herein by reference), real estate, government, municipal or corporation bonds, debentures or notes, or any other form of income-producing property, whether real, personal, or mixed, including corporate stock of the Employer for the benefit of the Plan.

B.            Employer Stock.  Employer Stock that is purchased or sold in accordance with Participants’ directions with respect to assets in Participants’ Plan Accounts shall be purchased and sold on the open market.  Employer Stock will be allocated to Participants’ Plan Accounts based on the price at which purchases of such Employer Stock are made.

Notwithstanding the foregoing, the Investment Committee may impose restrictions on the trading of Employer Stock to maintain an orderly market.  If Plan Participants choose to sell a large amount of Employer Stock, the sale of those shares may be spread over a period of days.  If that occurs, affected Participants’ Plan accounts would not be updated until the sale was completed, and the sale price would be based on the average sale price over the trading period.  The Investment Committee will establish guidelines as to when the Trustee should contact an Investment Committee member as to whether to spread a trade over a period of time.

C.            Voting and Tender of Employer Stock.  Each Participant may direct the Trustee as to the manner in which Employer Stock allocated to the Participant’s Plan Accounts is to be voted at meetings of shareholders, in accordance with procedures acceptable to the Trustee and established in accordance with applicable regulations under ERISA 404(c).  Each Participant may likewise direct the Trustee whether to tender the shares of Employer Stock allocated to the Participant’s Plan Accounts in response to a tender offer, in accordance with procedures acceptable to the Trustee and established in accordance with applicable regulations under ERISA 404(c).  The Trustee shall vote such stock as provided in the Plan’s Trust Agreement.  Distribution of proxy solicitation materials to Participants with Employer Stock in their Plan Accounts shall be made by the Employer and the Trustee pursuant to such procedures as they shall agree upon.  Participants’

individual voting directions and instructions as to whether to tender Employer Stock shall be kept confidential.  Information relating to the purchase, holding, and sale of Employer Stock, and the exercise of voting, tender and similar rights with respect to Employer Stock by Participants and their beneficiaries shall be maintained in accordance with procedures acceptable to the Trustee that are designed to safeguard the confidentiality of that information, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA.

For purposes of exercising voting rights and/or responding to a tender offer, each Participant shall be a named fiduciary under ERISA with respect to the shares of Employer Stock credited to his Plan Accounts.

D.            ESOP Employer Stock Accounts.  Except as otherwise directed by Plan Participants in accordance with Paragraph A.1. above, the portion of the Plan Trust held in Participants’ Pre-April 1, 2002 ESOP Employer Stock Accounts shall be primarily invested in Employer Stock and up to 100% of such Accounts may be so invested.

ARTICLE XI

SUITS

If any person or party to this agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys’ fees.

ARTICLE XII

MERGERS AND CONSOLIDATIONS

In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

ARTICLE XIII

AMENDMENT AND TERMINATION OF PLAN AND TRUST.

A.            Right to Amend and Terminate.  Pacific Northwest Bancorp represents that the Plan is intended to be a continuing and permanent program for Participants, but its Board reserves the right to terminate the Plan at any time.  The Board may modify, alter, or amend this Plan and the Trust in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant’s Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8).  For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit.  In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

Subject to the provisions set forth above, effective April 1, 1998, the Board delegates to the Investment Committee the right to make administrative amendments to the Plan and Trust.  An amendment will be considered an administrative amendment properly within the delegated authority of the Investment Committee if the amendment is required by a change in the law, or is of an administrative nature which does not make major Plan design changes, affect Plan eligibility, or change the benefit or contribution formulas.  Any such amendment shall be effective as of the date established by the Trustee.  Any amendment adopted by the Investment Committee pursuant to this delegated authority shall be reported to the Board within two and one-half (2-1/2) months after the close of the Plan Year of adoption, or the due date of Pacific Northwest Bancorp’s tax return (including extensions), if later.

B.            No Revesting.  No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

C.            Exclusive Benefit of Employees.  At no time during the existence of this Plan and the Trust or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

D.            Termination.

1.            This Plan and the Trust shall terminate upon the occurrence of any of the following:

a.            Written notice of Pacific Northwest Bancorp to the Trustee;

b.            Complete discontinuance of contributions by Pacific Northwest Bancorp;

c.            The dissolution or merger of Pacific Northwest Bancorp unless a successor to the business agrees to continue the Plan and the Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of Pacific Northwest Bancorp.

2.            In the event that Pacific Northwest Bancorp is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

3.            Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan and the Trust, or upon complete discontinuance of contributions to the Plan, all affected Participants’ Accounts shall be considered as fully vested and nonforfeitable, all unallocated assets of the Trust, including but not limited to Employer contributions and unallocated Trust assets and earnings thereon, shall be allocated to the accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan.  The Trustee, in consultation with the Administrative Committee, shall decide whether a partial termination of the Plan has occurred.

After the Plan’s initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances.  All Participants shall be treated in a manner consistent with the terms of this Plan and provisions of the Code and applicable regulations, as may be amended from time to time.

Even if the Plan ceases to be an ESOP, any Employer Stock acquired with the proceeds of an Acquisition Loan will be subject to a put option if it is not publicly traded when distributed, or if subject to a trading limitation when distributed.  The put must be exercisable at least during a 15-month period which begins on the date the security subject to the put option is distributed by the Plan.  The price at which the put option will be exercisable will be the value of the security as of the date of exercise or as of the most recent Valuation Date.  If the transaction takes place between the Plan and a disqualified person, value will be determined as of the date of transaction.

ARTICLE XIV

TOP HEAVY PLANS DEFINED AND OTHER DEFINITIONS

A.            Top Heavy Plan. The Plan is Top Heavy and subject to the requirements of this Article and Article XV if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in the Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test).  Provided, the foregoing shall not apply and the Plan shall not be Top Heavy if the Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

B.            Additional Definitions for Use in this Article and Article XV.

1.             Accrued Benefits.  Accrued Benefits means:

a.             for each defined contribution plan, the employee’s account balances as of the valuation date coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed; and

b.            for each defined benefit plan, the present value as of the valuation date coinciding with the Determination Date of the employee’s accrued benefits determined pursuant to the plan’s provisions.

In computing a. and b., all benefits attributable to employer contributions and all benefits attributable to employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration.  All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the five-year period ending on the Determination Date are not taken into consideration.  All distributions made in the plan year including the Determination Date and in the four preceding plan years are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan.  Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an employee and made after December 31, 1983, are not to be taken into consideration in computing a. and b. above.  Such rollovers and transfers on or prior to such date are to be considered.  No accrued benefits of a Non-key Employee with respect to this Plan (or any plan aggregated under subparagraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-key Employee was a Key Employee with respect to such plan for any prior Plan Year.

2.             Controlled Group.  Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).

3.             Determination Date.  Determination Date means the last day of the plan year preceding the plan year in question or, in the first plan year, the last day thereof.  Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the plan year that falls within the same calendar year.

4.             Key Employee.  Key Employee means any employee or former employee of an employer (including the beneficiary of any such deceased person) who at any time during the plan year or any of the four preceding plan years is or was:

a.             an officer receiving annual Compensation greater than 50% of the dollar limit in effect under Code Section 415(b)(1)(A) for any such plan year.  The number of officers of all members of the Controlled Group required to be taken into account shall be limited as follows:

(i)            if the aggregate number of employees of all employers in the Controlled Group is less than 30, then no more than three individuals shall be considered Key Employees by reason of being officers;

(ii)           if the number exceeds 30 but is less than 500, no more than 10% shall be considered Key Employees; and

(iii)          if the number exceeds 500, no more than 50 shall be considered Key Employees.

b.            one of the ten employees (i) receiving annual Compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for any such plan year and (ii) owning the largest interest of the employer; provided if two employees own the same interest in the employer, the employee receiving greater annual Compensation, shall be treated as having a larger interest;

c.             an employee owning more than 5% of the employer;

d.            an employee receiving annual Compensation in excess of $150,000 and owning more than one percent of the employer.

In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5% for 50% in subparagraph (c) of Code Section 318(a)(2).  In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury.  Code Section 414(b), (c) and (m) shall not apply for purposes of determining ownership of an employer.

5.             Minimum Benefit Accrual.  Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average compensation or (2) 2% of average compensation times Years of Service.  Average compensation means the average of the employee’s compensation for the five consecutive years when the employee had the highest aggregate compensation.  Years of Service prior to January 1, 1984 are not taken into account.  A Year of Service is disregarded if the Plan is not Top Heavy for the Plan Year ending during the Year of Service.  Compensation in years following the last Plan Year in which the Plan is top heavy is not taken into account.

6.             Non-key Employee.  Non-key Employee means any employee who is not a Key Employee.

7.             Permissively Aggregated.  Permissively Aggregated means:

a.             the Required Aggregation Group; and

b.            such additional plans which may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).

8.             Required Aggregation Group.  Required Aggregation Group means:

a.             all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and

b.            each other qualified plan which must be considered along with the plans in a. in order for the Plan to meet the requirements of Code Sections 410(b) and 401(a)(4).

9.             Super Top Heavy Plan.  A Super Top Heavy Plan is this Plan with 90% substituted for 60% in the Top Heavy Test.

C.            Top-Heavy Requirements Effective for Plan Years Beginning After December 31, 2001.

1.            Effective Date.  Notwithstanding any provision of this Plan to the contrary, this Paragraph C shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001.

2.            Determination of Top-Heavy Status.

a.  Key Employee.  Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000.  For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

b.  Determination of Amounts.  This subparagraph b. shall apply for purposes of determining the amounts of account balances of Employees as of the determination date.

i.  Distributions During Year Ending on the Determination Date.  The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

ii.  Employees Not Performing Services During Year Ending on the Determination Date.  The accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

ARTICLE XIX
ADDITIONAL REQUIREMENTS

APPLICABLE TO TOP HEAVY PLANS

                A.            Minimum Vesting Requirements. For each Plan Year that the Plan is subject to the provisions of this Article, a Participant’s nonforfeitable Accrued Benefit in his Employer Contribution Account, shall be determined in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

B.            Minimum Employer Contributions.

1.            General Rule.  Except as provided in subparagraphs 2. and 3. hereof, for each Plan Year that the Plan is subject to the provisions of this Article, each Non-key Employee Participant shall receive an allocation, without regard to any Social Security contribution, to his Employer Contribution Account of the lesser of:

a.             three percent of his Compensation (as defined in Article II, Paragraph F), or

b.            the highest percentage of Compensation (as defined in Article II, Paragraph F) allocated to the account of a Key Employee.  This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of the Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.

In applying this subparagraph 1., failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Paragraph B.

Employer matching contributions made to the Employer’s Salary Deferral 401(k) Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to Employer matching contributions under the Employer’s Salary Deferral 401(k) Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

2.           Exceptions. Subparagraph 1. does not apply with respect to a Participant who

a.             terminates employment with the Employer and all members of the Controlled Group prior to the last day of the plan year, or

b.            is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the plan year ending on or before the Determination Date), or

c.             is a participant in a defined benefit plan which is in the Required Aggregation Group and receives thereunder for the plan year the Minimum Benefit Accrual for the plan year ending on or before the Determination Date.

3.            Employee Participating in Defined Benefit Plan. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the plan year ending on or before the Determination Date, subparagraph 1. shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

4.            Specific Rules. In determining the Minimum Employer Contribution hereunder, the following rules shall govern:

a.             Compensation in excess of $200,000 (as adjusted pursuant to Code Section 416(d)(2)) shall not be considered.

b.            The Non-key Employee’s account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.

c.             Tax-deferred contributions by Non-key Employees to a qualified plan shall be disregarded; tax-deferred contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

ARTICLE XX

RIGHT TO DISCHARGE EMPLOYEES

Neither the establishment of the Plan and the Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, the Administrative Committee, or the Investment Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Administrative Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.

ARTICLE XXI
RETURN OF CONTRIBUTIONS;

DECLARATION OF TRUST CONTINGENT

ON INTERNAL REVENUE SERVICE APPROVAL

Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

Contributions may be returned to the Employer in the amount involved, within one year of the mistaken payment of the contribution, the date of denial of qualification, or disallowance of a deduction, as the case may be.

This Plan and the Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue Code.  In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

ARTICLE XXII

DIRECT ROLLOVER CONTRIBUTIONS

A.            Direct Rollover Contributions. Paragraph B of this Article applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

B.            Definitions.

1.             Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and effective with respect to distributions made on or after January 1, 2000, hardship withdrawals, unless such a distribution is made after a permissible distribution event (other than a hardship withdrawal) occurs under Code Section 401(k)(2)(B).  Effective with respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

2.             Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Effective with respect to distributions made from this Plan after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

3.             Distributee. A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

4.             Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XXIII
TRANSFER OF INTERWEST BANCORP, INC.

STOCK FROM PREDECESSOR PACIFIC NORTHWEST BANK RETIREMENT PLAN

Notwithstanding any provision of this Plan to the contrary, as soon as administratively possible after August 1, 1999, the InterWest Bancorp, Inc. stock (now Pacific Northwest Bancorp stock) that was held in the Predecessor Pacific Northwest Bank Retirement Plan (the “Predecessor PNB Plan”) was transferred to this Plan on behalf of Predecessor PNB Plan participants whose Predecessor PNB Plan Accounts held such stock.  Such transferred InterWest Bancorp, Inc. stock (now Pacific Northwest Bank stock) shall be held in separate frozen Employer Matching Contribution Accounts in this Plan for the benefit of such Participants, and such accounts shall continue to vest in accordance with the following schedule, which is the former Predecessor PNB Retirement Plan vesting schedule for such former Predecessor PNB Plan participants:

Completion of Less than 1 Year of Service 0%

Completion of 1 or More Years of Service 20%

Completion of 2 or More Years of Service 40%

Completion of 3 or More Years of Service 60%

Completion of 4 or More Years of Service 80%

Completion of 5 or More Years of Service 100%

A Participant’s frozen Employer Matching Contribution Account shall become fully vested and nonforfeitable upon the Participant’s attainment of age 65, death or permanent and total disability, if such Participant remains employed by the Employer at the time that event occurs.

When such a Participant retires, terminates employment, becomes permanently and totally disabled, or dies, his frozen Employer Matching Contribution Account will be valued and distributed in the same manner as his Pre-April 1, 2002 ESOP Accounts.

Effective as of July 1, 2002 (or an earlier date that may be determined by the Plan Administrative Committee and communicated to affected Participants), such Participants may direct the Plan Trustee to sell all or a portion of the Employer Stock in their frozen Employer Matching Contribution Accounts, and to allocate the sales proceeds to that account to be invested as they directed among the permitted Plan investment funds selected by the Investment Committee.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed this 12th day of August, 2002.

PACIFIC NORTHWEST BANCORP

By	/s/ Patrick M. Fahey
Its	President and Chief Executive Officer

SCHEDULE A

PACIFIC NORTHWEST BANCORP

AFFILIATES CO-SPONSORING

THE PACIFIC NORTHWEST BANCORP

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

Pacific Northwest Bank (formerly InterWest Bank)

Pacific Northwest Financial Services (formerly InterWest Financial Services)

Pacific Northwest Insurance Agency (formerly InterWest Agency)

SCHEDULE B

PACIFIC NORTHWEST BANCORP

AFFILIATES OR FORMER

AFFILIATES FOR WHICH

PAST SERVICE CREDIT IS GRANTED

Name of Affiliate or Former Affiliate	Type of Credit Granted

Central Washington Bank/	Vesting
North Central Washington Bank

Pacific Northwest Bank	Vesting
(referred to as the Predecessor
Pacific Northwest Bank in this
Plan)

Pioneer National Bank	Vesting

Kittitas Valley Bank, N.A.	Vesting

First National Bank of	Vesting
Port Orchard

SCHEDULE C

Pacific Northwest Bank or its predecessor InterWest Bank

Pacific Northwest Financial Services or it predecessor InterWest Financial Services

Pacific Northwest Insurance Agency or its predecessor InterWest Agency

The Predecessor Pacific Northwest Bank

Pioneer National Bank until January 19, 1999, when that bank merged into the Predecessor Pacific Northwest Bank

Kittitas Valley Bank, N.A.